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Supplement dated                                                  Rule 424(b)(3)
March 17, 1999                                                    333-72509
to Prospectus dated
March 2, 1999


                             NATIONAL-OILWELL, INC.

     In addition to the methods of sale described in the prospectus, Westburne may offer to sell and sell the common stock in transactions involving the use of call and put options.